      As filed with the Securities and Exchange Commission on March 4, 1997
                                                Registration No. ___________
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         DIAMOND OFFSHORE DRILLING, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                               76-0321760
(State or Other Jurisdiction of
 Incorporation or Organization)            (I.R.S. Employer Identification No.)


                               15415 KATY FREEWAY
                              HOUSTON, TEXAS 77094
                                 (281) 492-5300
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

              DIAMOND OFFSHORE DEFINED CONTRIBUTION RETIREMENT PLAN
                              (Full Title of Plan)

                           RICHARD L. LIONBERGER, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         DIAMOND OFFSHORE DRILLING, INC.
                               15415 KATY FREEWAY
                              HOUSTON, TEXAS 77094
                                 (281) 492-5300
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                             JAMES L. RICE III, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                            700 LOUISIANA, SUITE 1600
                              HOUSTON, TEXAS 77002
                                 (713) 546-5000


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of Each Class of                                     Proposed Maximum          Proposed Maximum        Amount of Registration
Securities to be Registered  Amount to be Registered(1) Offering Price Per Share Aggregate Offering Price            Fee(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share              939,016 shares (2)           Not Applicable            Not Applicable               $16,272.72
===================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.
(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the registration fee was computed on the basis of the market value of the 939,016 shares of Common Stock to be registered hereby (computed based upon (i) the amount of contributions which it is estimated may be invested in Common Stock of the Registrant under the Plan during the ten year period following the effectiveness of the Registration Statement ($53,700,000) and
     (ii) the investment of such amount in Common Stock of the Registrant at a purchase price of $57.1875 per share, the average of the high and low prices per share of Common Stock of the Registrant on the New York Stock Exchange on March 3, 1997), computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of Common Stock of the Registrant on the New York Stock Exchange on March 3, 1997 ($57.1875).

==============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.

                  The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Diamond Offshore Defined Contribution Retirement Plan (the "Plan") and its administrator are available without charge by contacting:

                         Diamond Offshore Drilling, Inc.
                               15415 Katy Freeway
                              Houston, Texas 77094
                                 (281) 492-5300

                        Attention: Richard L. Lionberger
                               Corporate Secretary

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by Diamond Offshore Drilling, Inc. (the "Company") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed on or about March 3, 1997;

                  (b) The Company's Current Report on Form 8-K filed on January 29, 1997 and the Company's Current Report on Form 8-K filed February 11, 1997; and

                  (c) The description of the Company's Common Stock, par value $.01 per share, contained in Amendment No. 1 to the Company's Registration Statement on Form 8-A, filed with the Commission on October 10, 1995, and including any amendments or reports filed for the purpose of updating such description.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of each such document.

ITEM 4.    DESCRIPTION OF SECURITIES.

                     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 102 of the Delaware General Corporation Law (the "DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company's Restated Certificate of Incorporation contains a provision which, in substance, eliminates directors' personal liability as set forth above.

                  Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company's Restated Certificate of Incorporation contains a provision which, in substance, provides for indemnification as set forth above.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

                     Not applicable.

ITEM 8.    EXHIBITS.

  4.1     -    Restated Certificate of Incorporation of the Company
               (incorporated by reference herein to Exhibit 3.1 of the Company's
               Registration Statement No.333-2680 on Forms S-4/S-1).

  4.2     -    Amended By-laws of the Company (incorporated by reference herein to Exhibit 3.2 of the Company's Registration Statement No.
               333-2680 on Forms S-4/S-1).

  4.2.1   -    Amendment to the Amended By-laws of the Company on November 8,
               1995 (incorporated by reference herein to Exhibit 3.2.1 of the Company's Registration Statement No. 333-2680 on Forms S-4/S-1).

  4.2.2   -    Amendment to the Amended By-laws of the Company on April 3, 1996
               (incorporated by reference herein to Exhibit 3.2.2 of the Company's Registration Statement No. 333-2680 on Forms S-4/S-1).

  23.1    -    Consent of Deloitte & Touche LLP.

  24.1    -    Powers of Attorney (set forth on the signature page to this
               Registration Statement).

           The undersigned registrant hereby undertakes to submit, or has submitted, the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.    UNDERTAKINGS.

           (a)       The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                     (i)  To include any prospectus required
                                          by Section 10(a)(3) of the Securities
                                          Act;

                                    (ii)  To reflect in the prospectus any
                                          facts or events arising after the
                                          effective date of the Registration
                                          Statement (or the most recent
                                          post-effective amendment thereof)
                                          which, individually or in the
                                          aggregate, represent a fundamental
                                          change in the information set forth in
                                          the Registration Statement
                                          (notwithstanding the foregoing, any
                                          increase or decrease in volume of
                                          securities offered (if the total
                                          dollar value of securities offered
                                          would not exceed that which was
                                          registered) and any deviation from the
                                          low or high and of the estimated
                                          maximum offering range may be
                                          reflected in the form of
                                          prospectus filed with the Commission
                                          pursuant to Rule 424(b) if, in the
                                          aggregate, the changes in volume and
                                          price represent no more than 20
                                          percent change in the maximum
                                          aggregate offering price set forth in
                                          the "Calculation of Registration Fee"
                                          table in the effective Registration
                                          Statement);

                                   (iii)  To include any material
                                          information with respect to the plan
                                          of distribution not previously
                                          disclosed in the Registration
                                          Statement or any material change to
                                          such information in the Registration
                                          Statement;

                     provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 4th day of March, 1997.

                                       DIAMOND OFFSHORE DRILLING, INC.


                                       By:/s/  Richard L. Lionberger
                                          ----------------------------------
                                              Name: Richard L. Lionberger
                                              Title: Vice President, General
                                                     Counsel and Secretary



                                POWER OF ATTORNEY


                  Each person whose signature appears below hereby designates, constitutes and appoints Richard L. Lionberger and Lawrence R. Dickerson, and each of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution (the "Attorneys-in-Fact"), for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (the "Registration Statement"), which amendments may make such changes in the Registration Statement as either Attorney-in-Fact deems appropriate, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such Attorneys-in-Fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said Attorneys-in-Fact or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                         TITLE                                DATE

/s/ Robert E. Rose          President, Chief Executive Officer    March 4, 1997
-------------------------   and Director(principal executive
    Robert E. Rose          officer)

/s/ Lawrence R. Dickerson   Senior Vice President and Chief       March 4, 1997
-------------------------   Financial Officer (principal
    Lawrence R. Dickerson   financial officer)

/s/ Gary T. Krenek          Controller (principal accounting      March 4, 1997
-------------------------   officer)
    Gary T. Krenek

/s/ James S. Tisch          Chairman of the Board                 March 4, 1997
-------------------------
    James S. Tisch

/s/ Herbert C. Hofmann      Director                              March 4, 1997
-------------------------
    Herbert C. Hofmann

                                  EXHIBIT INDEX


EXHIBIT NO.                            DESCRIPTION

  4.1          -          Restated Certificate of Incorporation
                          of the Company (incorporated by reference herein to Exhibit 3.1 of the Company's
                          Registration Statement No. 333-2680 on
                          Forms S-4/S-1).

  4.2          -          Amended By-laws of the Company (incorporated
                          by reference herein to Exhibit 3.2 of the Company's Registration Statement No. 333-2680 on Forms S-4/S-1).

  4.2.1        -          Amendment to the Amended By-laws of the
                          Company on November 8, 1995
                          (incorporated by reference herein to
                          Exhibit 3.2.1 of the Company's
                          Registration Statement No. 333-2680 on
                          Forms S-4/S-1).

  4.2.2        -          Amendment to the Amended By-laws of the Company
                          on April 3, 1996 (incorporated by reference herein to Exhibit 3.2.2 of the Company's
                          Registration Statement No. 333-2680 on Forms
                          S-4/S-1).

  23.1         -          Consent of Deloitte & Touche LLP.

  24.1         -          Powers of Attorney (set forth on the signature page
                          to this Registration Statement).